EXHIBIT 99.1


News
For Immediate Release                                 SILGAN HOLDINGS INC.
                                                      4 Landmark Square
                                                      Suite 400
                                                      Stamford, CT  06901

                                                      Telephone: (203) 975-7110
                                                      Fax:       (203) 975-7902


                                                          Contact:
                                                          Anthony J. Allott
                                                          (203) 406-3160



                  SILGAN HOLDINGS DECLARES QUARTERLY DIVIDEND


STAMFORD, CT, July 28, 2004 -- Silgan Holdings Inc. (Nasdaq:SLGN), a leading supplier of consumer goods packaging products, announced today that its Board of Directors has declared a quarterly cash dividend on its common stock. The Board of Directors approved a $0.15 per share quarterly cash dividend, payable on September 15, 2004 to the holders of record of common stock of the Company on September 1, 2004. The Company initiated a dividend during the second quarter of 2004.

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Silgan  Holdings is a leading  North  American  manufacturer  of consumer  goods packaging products with annual sales of approximately $2.3 billion in 2003. Silgan operates 60 manufacturing facilities in the U.S. and Canada. In North America, the Company is the largest supplier of metal containers for food products and a leading supplier of plastic containers for personal care products and of metal and plastic closures for food and beverage products.

Statements included in this press release which are not historical facts are forward looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and the Securities Exchange Act of 1934. Such forward looking statements


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SILGAN HOLDINGS
July 28, 2004
Page 2


are made based upon management's expectations and beliefs concerning future events impacting the Company and therefore involve a number of uncertainties and risks, including, but not limited to, those described in the Company's Annual Report on Form 10-K for 2003 and other filings with the Securities and Exchange Commission. Therefore, the actual results of operations or financial condition of the Company could differ materially from those expressed or implied in such forward looking statements.


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